EXHIBIT 10.44
SECOND AMENDING AGREEMENT dated as of November 24, 2006

BETWEEN:	ABITIBI-CONSOLIDATED INC., (“ACI”)

AND:	ABITIBI-CONSOLIDATED COMPANY OF CANADA, (collectively, the “Borrowers”)

AND:	THE LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO BELOW, (collectively, the “Lenders”)

AND:	CANADIAN IMPERIAL BANK OF COMMERCE, (the “Agent”)
Recitals
A.	The Borrowers, the Agent and the Lenders are party to a credit agreement dated as of October 3, 2005, as amended on September 28, 2006 (the “Credit Agreement”) providing for credit facilities in an aggregate amount of $750,000,000 (the “Facilities”).

B.	The Lenders have consented to an amendment to the pricing grid further to the Borrower’s request for amendments dated November 10, 2006 addressed to the Agent and the Lenders.

C.	The parties wish to amend the Credit Agreement accordingly.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1. Interpretation
1.1	Capitalized terms used herein and defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

1.2	Any reference to the Credit Agreement in any Credit Document (including any Security Document) refers to the Credit Agreement as amended hereby.

2.	Amendments to the Credit Agreement
Section 2 of Schedule A (Applicable Margins or Rates) is deleted in its entirety and replaced by the following’:
“During any day that ACI has a Corporate Family Issuer Rating from Moody’s or a similar type rating from S&P (a “Rating”), the applicable Rates will be those which correspond to the Rating in effect at the close of business on such day as specified in the above grid. In the absence of such ratings from either Moody’s or S&P, the respective senior unsecured long-term debt ratings from the applicable rating agency shall apply. If, on any day, ACI has a Rating from both of S&P and Moody’s but the two Ratings are not at the same level, then (i) the higher Rating will apply if the Ratings are not more than one level apart, and (ii) the Rating which is at mid-point will apply if the Ratings are more than one level apart; if there is no mid-point level, the applicable Rates will be the simple average of the Rates corresponding to the two intermediate Ratings will apply; if at least one Rating is not greater than BB+ or Ba l, then the lower Rating applies. If there exists any day that ACI does not have any Rating, the applicable Rates for such day will be those which correspond to a Rating of lower than B/B2.”
3.	Adjustments
The Agent will make among the Borrowers and the Lenders such adjustments as are necessary to reflect any changes in the Applicable Margin (or Rate) applicable to Borrowings as of the Effective Date (as defined hereunder), and the Borrowers or the Lenders, as applicable, will make to the Agent such payments as are required to give effect to such adjustments.
4.	Condition Precedent
Prior to or concurrently upon the execution of this Agreement, each of the Borrowers must have delivered to the Lenders a copy of the corporate resolutions and other documents evidencing the authority of the persons herein acting on behalf of such Borrower.
5.	Confirmation
The Borrowers represent to the Agent and the Lenders that this Agreement will not result in any Default.
6.	Fees and Expenses
The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Agent.

7.	Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.
8.	Governing Law
This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.
9.	Effectiveness
This Agreement will be effective as of September 21, 2006 notwithstanding the actual date of its execution (the “Effective Date”).

     IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Abitibi-Consolidated Inc.

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Abiti-Consolidated Company of canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Canadian Imperial Bank of Commerce, as Agent

Per:	/s/ David Evelyn Director

Per:	/s/ Mark Chandler Executive Director

(the names and signatures of the Lenders are on the next page)

Lenders

Canadian Imperial Bank of Commerce

Per:	/s/ Mark Chandler Executive Director

Per:	/s/ Peter Rawlins Director

The Bank of Nova Scotia

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Citibank, N.A., Canadian Branch

Per:	/s/ [UNREADABLE]

Per:

Goldman Sachs Canada Credit Partners Co.

Per:	/s/ Pedro Ramirez Authorized Signatory

Per:

Lenders

Credit Suisse, Toronto Branch

Per:	/s/ Alain Daoust

Alain Daoust Director

Per:	/s/ Bruce F. Wetherly

Bruce F. Wetherly Director Credit Suisse, Toronto Branch

National, Bank of Canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

The Toronto-Dominion Bank

Per:	/s/ Mel Saklatvala

Mel Saklatvala Associate

Per:	/s/ Yves Bergeron

Yves Bergeron Managing Director

ABN Amro Bank N.V.

Per:	/s/ Francois Bienvenue,

Francois Bienvenue, Vice President

Per:	/s/ Francois Morin,

Francois Morin, Assistant Vice President

Export Development Canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]